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                                                                   Exhibit 10.53

                                PROMISSORY NOTE

$1,620,000.00                                                      Dayton, Ohio
                                                                   July 21, 2000

     FOR VALUE RECEIVED, ALLIANCE EDISON LLC, a Delaware limited liability company ("Company"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association ("Bank"), the principal sum of ONE MILLION SIX HUNDRED TWENTY THOUSAND and 00/100 DOLLARS ($1,620,000.00) or, if less, the amount of all loan advances ("Loan Advances") made by Bank to the Company pursuant to the terms and conditions contained in a Loan Agreement dated July 21, 2000 by and between the Company and Bank (the "Loan Agreement"), together with interest thereon at the interest rate or rates as established by Bank pursuant to Paragraph 1(a) and 1(b) of this Promissory Note ("Note").
This Note is the Note referred to in, is executed and delivered by the Company pursuant to, and is entitled to the benefits of and is subject to, the Loan Agreement. Except as otherwise defined in this Note, all defined terms in this Note shall have the same meanings as defined in the Loan Agreement.

     1. ACCRUAL OF INTEREST.

         (a) Prime Rate. Interest shall accrue upon the unpaid balance of the Loan Advances at an interest rate per annum equal to three quarters of one percent (.75%) above Bank's Prime Rate (the "Interest Rate"). The term "Bank's Prime Rate" shall mean that interest rate established by Bank from time to time as Bank's Prime Rate, whether or not such rate is publicly announced. The Bank's Prime Rate may not be the lowest interest rate charged by Bank for its commercial loans or other extensions of credit. The Interest Rate shall change and become immediately effective without notice to the Company upon each change in Bank's Prime Rate.

         (b) After-Maturity Interest Rate. After maturity of this Note, whether or not by acceleration, interest shall accrue upon the unpaid balance of the Loan Advances at an interest rate per annum equal to three and three quarters percent (3.75%) above Bank's Prime Rate (the "After-Maturity Interest Rate"). The After-Maturity Interest Rate shall change and become immediately effective without notice to the Company upon each change in Bank's Prime Rate.

         (c) Calculation of Interest. Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of three hundred and sixty (360) days.
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2.   PAYMENT OF ACCRUED INTEREST AND PRINCIPAL.

     (a) Monthly Interest Payments. Beginning on August 15, 2000 and continuing on the fifteenth day of each month thereafter until and including July 15, 2002, the Company shall pay Bank a monthly interest payment in an amount equal to all interest which has accrued upon the unpaid balance of the Loan Advances. On or about the last day of each month during the term of this Note, Bank shall send the Company a statement of the estimated interest which shall be due and payable on the fifteenth day of the following month (the "monthly interest statement"). Each monthly interest statement shall be based upon the unpaid balance of the Loan Advances as of the statement date and Interest Rate in effect on the statement date. If the unpaid balance of the Loan Advances or Interest Rate changes between the statement date and payment date, Bank shall make an appropriate adjustment on the next monthly interest statement.

     (b)  Maturity Date. On July 15, 2002 (the "Maturity Date"), the
          Company shall pay Bank the entire unpaid balance of the Loan Advances and any accrued and unpaid interest.

3. LATE PAYMENT CHARGE. If any principal or interest payment is not received by Bank within ten (10) days of its due date, the Company shall pay Bank, at Bank's option, (i) a late fee in the sum of $50.00, or five percent (5%) of the overdue payment, whichever is greater, and (ii) to the extent not prohibited by law, all costs and expenses, including reasonable attorney fees and court costs incurred by Bank in connection with the collection of any past due principal and/or interest payment upon this Note.

4. PREPAYMENT PREMIUM. If the Company prepays, in whole or part, the unpaid balance of the Loan Advances, the Company shall not be required to pay Bank a prepayment premium.

5.   SECURITY. This Note is secured by the following:

     (a) An Open-End Leasehold Mortgage, Assignment of Leases, Rents and Contract Rights and Security Agreement dated July 21, 2000 (the "Mortgage") in which the Company has mortgaged to Bank its leasehold estate in a parcel of real estate containing approximately 5.8494 acres of land located at 1416 West Riverview Avenue, Dayton, Ohio 45407 (the "Premises"), which the Company is leasing from the Dayton Metropolitan Housing Authority ("DMHA") pursuant to the terms and conditions contained in a Ground Lease Agreement dated November 23, 1999 as amended by a First Amendment to Ground Lease dated as of July 21, 2000 (collectively,

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    the "Ground Lease"), between DMHA, as Landlord, and Alliance Facilities
    Management, Inc., an Ohio non-profit corporation ("AFM"), as Tenant. The Ground Lease has been assigned and transferred by AFM to the Company pursuant to the terms and conditions contained in an Assignment and Assumption of Ground Lease and Lessor Consent dated as of July 21, 2000
    (the "Ground Lease Assignment"), by and between AFM, as Assignor, the Company, as Assignee, and DMHA, as Lessor. The Premises have been subleased to Alliance Community Schools, Inc., and Ohio non-profit corporation ("ACS"), pursuant to the terms and conditions contained in a Sublease Agreement dated March 10, 2000, by and between AFM, as Sublessor, and ACS, as Sublessee, as amended by an Amended and Restated Sublease Agreement dated as of July 21, 2000, between the Company, as Sublessor, and ACS, as Sublessee (collectively, the "Sublease"). The Sublease has been assigned and transferred by AFM to the Company pursuant to the terms and conditions contained in an Assignment and Assumption of Sublease and Sublessee Consent and Acknowledgment dated July 21, 2000 (the "Sublease Assignment"), by and between AFM, as Assignor, the Company, as Assignee, and ACS, as Sublessee.

(b) A Security Agreement dated July 21, 2000 (the "Security Agreement") in which the Company has granted Bank a first lien security interest in (i) all accounts, accounts receivable, contract rights, chattel paper, instruments, general intangibles and all other obligations and receivables now owned or hereafter acquired by the Company ("Receivables"), (ii) all inventory, including, but not limited to, all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property now owned or hereafter acquired and held for sale or lease or to be furnished under contracts of service or to be used or consumed in the Company's business ("Inventory"), (iii) all machinery, equipment, furniture, fixtures and tangible personal property of every kind and description, now owned or hereafter acquired by the Company and wherever located ("Equipment"), (iv) all replacements of and additions to the Equipment (the "Replacements and Additions"), and (v) all proceeds of the Receivables, Inventory and Equipment, including, without limitation, all insurance proceeds (the "Proceeds").


(c) A Deposit Assignment dated July 21, 2000 (the "Deposit Assignment") in which the Company has unconditionally assigned and transferred to Bank all of its right, title and interest in the Company's Cash Security (as this term is defined in the Loan Agreement and Deposit Assignment).


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(d)  A Security Agreement dated July 21, 2000 (the "Security Agreement") in which AFM has granted Bank a third lien security interest in (i) all accounts, accounts receivable, contract rights, chattel paper, instruments, general intangibles and all other obligations and receivables now owned or hereafter acquired by AFM ("Receivables"), (ii) all inventory, including, but not limited to, all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property now owned or hereafter acquired and held for sale or lease or to be furnished under contracts of service or to be used or consumed in AFM's business ("AFM Inventory"), (iii) all machinery, equipment, furniture, fixtures and tangible personal property of every kind and description, now owned or hereafter acquired by AFM and wherever located ("AFM Equipment"), (iv) all replacements of and additions to the AFM Equipment (the "AFM Replacements and Additions"), and (v) all proceeds of the AFM Receivables, AFM Inventory and AFM Equipment including, without limitation, all insurance proceeds (the "AFM Proceeds").

(e) A Security Agreement dated July 21, 2000 (the "ACS Additional Security Agreement") in which ACS has granted Bank a third lien security interest in
     (i) all accounts, accounts receivable, contract rights, chattel paper, instruments, general intangibles and all other obligations and receivables now owned or hereafter acquired by ACS ("ACS Receivables"), (ii) all inventory, including, but not limited to, all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property now owned or hereafter acquired and held for sale or lease or to be furnished under contracts of service or to be used or consumed in ACS's business ("ACS Inventory"), (iii) all machinery, equipment, furniture, fixtures and tangible personal property of every kind and description, now owned or hereafter acquired by ACS and wherever located ("ACS Equipment"),
     (iv) all replacements of and additions to the ACS Equipment (the "ACS Replacements and Additions"), and (v) all proceeds of the ACS Receivables, ACS Inventory and ACS Equipment including, without limitation, all insurance proceeds (the "ACS Proceeds").

(f) A Payment Guaranty dated as of July 21, 2000 (the "AFM Payment Guaranty") in which AFM has unconditionally guaranteed (i) to repay Bank all principal and interest payments which become due and payable to Bank upon this Note, and (ii) to pay Bank all amounts, obligations and liabilities which become due and payable to Bank upon the Loan Documents.

(g) A Payment Guaranty dated as of July 21, 2000 (the "Edison Payment Guaranty") in which Edison Schools Inc., a Delaware corporation ("Edison"), has unconditionally guaranteed pursuant to the terms thereof
     (i) to repay Bank all principal and interest payments which become due and payable to

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          Bank upon this Note, and (ii) to pay Bank all amounts, obligations and liabilities which become due and payable to Bank upon the Loan Documents.

     (h) A Payment Guaranty dated as of July 21, 2000 (the "ACS Payment Guaranty") in which ACS has unconditionally guaranteed (i) to repay Bank all principal and interest payments which become due and payable to Bank upon this Note, and (ii) to pay all amounts, obligations and liabilities which become due and payable to Bank upon the Loan Documents.

6. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event or Events of Default:

     (a) The Company fails to pay Bank any principal or interest payment which becomes due and payable upon this Note;

     (b) The Company (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of its creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any bankruptcy proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more;

     (c) The Company shall breach, or any default shall occur in the performance of any of its covenants or agreements as contained in this Note, the Loan Agreement, Mortgage, Security Agreement, Deposit Assignment, Environmental Indemnity Agreement, Ground Lease or Sublease;

     (d) The Company (i) fails to pay any indebtedness (other than as evidenced by this Note) owing by the Company when due, whether at maturity, by acceleration or otherwise, or (ii) fails to perform any term, covenant or agreement or instrument evidencing, securing or relating to such indebtedness when required to be performed, or is otherwise in default thereunder, if the effect of such failure is to accelerate, or to permit the holder(s) of such indebtedness or the trustee(s) under any such agreement or instrument to accelerate, the maturity of such indebtedness unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Company;

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(e)        Any representation or warranty previously or hereafter made by the
           Company to Bank in connection with the Loan Advances evidenced by this Note shall prove false or misleading in any material respect when made;

(f) AFM shall breach, or any default shall occur in the performance of any of its covenants or agreements as contained in the AFM Security Agreement or AFM Payment Guaranty;

(g) Edison shall breach, or any default shall occur in the performance of any of its covenants or agreements as contained in the Edison Payment Guaranty;

(h) ACS shall breach, or any default shall occur in the performance of any of its covenants or agreements as contained in the ACS Security Agreement or ACS Payment Guaranty;

(i) AFM (i) fails to pay any indebtedness owing by AFM when due, whether at maturity, by acceleration or otherwise, or (ii) fails to perform any term, covenant or agreement or instrument evidencing, securing or relating to such indebtedness when required to be performed, or is otherwise in default thereunder, if the effect of such failure is to accelerate, or to permit the holder(s) of such indebtedness or the trustee(s) under any such agreement or instrument to accelerate, the maturity of such indebtedness unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by AFM, and such failure by AFM in (i) or (ii) has a material adverse effect on the ability of the Company to perform its obligations under the Loan Documents;

(j) AFM (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of its creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any bankruptcy proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more;

(k) Edison (i) fails to pay any indebtedness owing by Edison when due, whether at maturity, by acceleration or otherwise, or (ii) fails to perform any term, covenant or agreement or instrument evidencing, securing or relating to such indebtedness when required to be performed, or is otherwise in default



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          thereunder, if the effect of such failure is to accelerate, or to permit the holder(s) of such indebtedness or the trustee(s) under any such agreement or instrument to accelerate, the maturity of such indebtedness unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by Edison, and such failure by Edison in (i) or (ii) has a material adverse effect on the ability of the Company to perform its obligations under the Loan Documents;

(l) Edison (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of its creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any bankruptcy proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more;

(m) ACS (i) fails to pay any indebtedness owing by ACS when due, whether at maturity, by acceleration or otherwise, or (ii) fails to perform any term, covenant or agreement or instrument evidencing, securing or relating to such indebtedness when required to be performed, or is otherwise in default thereunder, if the effect of such failure is to accelerate, or to permit the holder(s) of such indebtedness or the trustee(s) under any such agreement or instrument to accelerate, the maturity of such indebtedness unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by ACS, and such failure by ACS in (i) or (ii) has a material adverse effect on the ability of the Company to perform its obligations under the Loan Documents; or

(n) ACS (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of its creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) shall have had any bankruptcy proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more.


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7.    REMEDIES UPON DEFAULT. After the occurrence of any Event or Events of
      Default as defined in Paragraph 6 of this Note, except for an Event or Events of Default as defined in Paragraph 6(b), 6(j), 6(l) or 6(n) of this Note, Bank shall make its best efforts to provide the Company with a written notice which shall specify the Event or Events of Default, the action necessary to cure the Event or Events of Default, and the time within which the Company may cure the Event or Events of Default, which cure period shall be not less than ten (10) days for a payment default, and not less than thirty (30) days for a non-payment default; provided, however, if the Company has commenced the necessary action to cure the default within the applicable cure period and the default can be cured within a reasonable period of time, the cure period shall be extended by Bank on the condition that the Company continues to take all necessary action to cure the default within the extended cure period. In the event the Company does not cure the Event or Events of Default or cause to be cured the Event or Events of Default within the applicable cure period or, if applicable, the extended cure period, Bank, without any further notice to the Company, may, at its option, declare the entire indebtedness evidenced by this Note to be due and payable in full and institute proceedings for collection.

8. DEFINITION OF BANK. The term "Bank" as used in this Note shall mean KeyBank National Association or any subsequent holder of this Note. All sums which become due under the terms hereof shall be payable in lawful money of the United States of America at Bank's office located at 34 North Main Street, Dayton, Ohio 45402, or at such other place as Bank may designate in writing. All payments received by Bank upon this Note shall be applied by Bank to the payment of accrued interest and late charges due upon this Note and the repayment of the unpaid principal balance of this Note in such order as Bank may determine in Bank's sole discretion.

9. WAIVER OF PRESENTMENT, DEMAND AND NOTICE OF PROTEST. No delay or omission by Bank in exercising any right shall operate as a waiver of such right or any other right under this Note; a waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. Except as otherwise provided in Paragraph 7 of this Note, the Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party primarily or secondarily liable.

10. COGNOVIT NOTE. The Company hereby authorizes any attorney at law, including any attorney retained by Bank, to appear in any court of record within the State of Ohio if this Note is not paid when due, whether or not by acceleration, to waive issuance and service of process, to confess judgment against the Company for the


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amount of principal and interest then appearing due, together with costs of suit, and to release all errors and right to review. The Company hereby expressly (i) waives a conflict of interest in an attorney retained by Bank confessing judgment against the Company upon this Note, and (ii) consents to the attorney retained by Bank in receiving a legal fee from Bank for legal services rendered for confessing judgment against the Company upon this Note. A copy of this Note, certified by Bank, may be filed in each such proceeding in place of filing the original as warrant of attorney.


WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                              ALLIANCE EDISON LLC,
                              a Delaware limited liability company

                              By: ALLIANCE FACILITIES MANAGEMENT, INC.,
                                  an Ohio non-profit corporation
                                  Managing Member


                                  By /s/ Sam Warwar
                                     ------------------------------
                                     Sam Warwar
                                     Secretary



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